WESTWAY GROUP, INC. ANNOUNCES FIRST QUARTER

2011 RESULTS CONFERENCE CALL

NEW ORLEANS, May 12, 2011 - Westway Group, Inc. ("Westway" or the "Company") (NASDAQ: WWAY) today announced that the Company plans to release its results for its first quarter ended March 31, 2011 after the market closes on Monday, May 16, 2011. The Company has scheduled a conference call following this earnings release on Tuesday, May 17, 2011, at 10:30 a.m., Central Time, 11:30 a.m., Eastern Time. During the call, the Company's Chief Executive Officer, James Jenkins, and Chief Financial Officer, Thomas Masilla, will discuss Westway's financial results. Financial information referenced during the conference call will be posted to the "Investor Relations" section of the Company's website, http://www.westway.com.

To participate in the conference call, dial (877) 312-9404 or (408) 774-4004 (international) and provide conference identification code 66988634. The Company intends to have a playback available for seven days following the conference call, which may be accessed by calling (706) 645-9291 or (800) 642-1687 and providing conference identification code 66988634. Thereafter, a playback will be available on the Company's website at http://www.westway.com for three months following the conference call.

About Westway Group, Inc.  Westway Group, Inc. ("Westway") is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements.

Contact: Thomas A. Masilla, Jr.

Chief Financial Officer

504-636-4245

thomas.masilla@westway.com